                                                                     EXHIBIT 4.2


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) THERE IS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                              DIEDRICH COFFEE, INC.

                             VOID AFTER MAY 8, 2011

May 8, 2001
No.  [Warrant No.]

     This certifies that [Name of Investor] (the "Holder") is entitled, subject to the terms and conditions of this Warrant, to purchase from Diedrich Coffee, Inc. a Delaware corporation (the "Company"), all or any part of an aggregate of [Number of Shares] shares of the Company's authorized and unissued Common Stock, par value $0.01 per share (the "Warrant Stock"), at the Warrant Price (as defined herein), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment of the Warrant Price for each share of Warrant Stock so purchased in lawful money of the United States, unless exercised in accordance with the provisions of section 2.6 of this Warrant. The Holder may exercise the Warrant at any time after the date of this Warrant and prior to May 8, 2011 (the "Expiration Date").

     The Warrant is one of a series of warrants issued pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of March 14, 2001 (the "Purchase Agreement"), by and among the Company, the Holder and certain of the other investors listed on the Schedule of Investors attached to the Purchase Agreement.

     1. Definitions. The following definitions shall apply for purposes of this
Warrant:

        1.1 "Acquisition" means any consolidation, merger or reorganization of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent of the Company's voting power is transferred, excluding any consolidation, merger, reorganization or the like effected exclusively to change the domicile of the Company.

        1.2 "Asset Transfer" means a sale, lease or other disposition of all or substantially all of the assets of the Company.

        1.3 "Company" means the "Company" as defined above and includes any corporation or other entity that succeeds to or assumes the obligations of the Company under this Warrant.

        1.4 "Fair Market Value" of a share of Warrant Stock means (i) the Common Stock is traded on a securities exchange, the average of the closing price each day over the thirty consecutive day period ending three days before the date on which the fair market value of the securities is being determined, (ii) if the Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) each day over the thirty consecutive day period ending three days before the date on which the fair market value of the securities is being determined, or (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then as determined by the board of directors of the Company in good faith.

        1.5 "Holder" means the "Holder" as defined above and includes any transferee who shall at the time be the registered holder of this Warrant.

        1.6 "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Holder and certain other investors listed on the Schedule of Investors attached to the Registration Rights Agreement.

        1.7 "Registration Statement" shall have the meaning ascribed to the term, "registration statement," as it is used in the Registration Rights Agreement.

        1.8 "SEC" means the Securities and Exchange Commission.

        1.9 "Securities Act" means the Securities Act of 1933, as amended.

        1.10 "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

        1.11 "Warrant Price" means $1.20 per share of Warrant Stock, as the same may be adjusted pursuant to the terms of section 4 hereof and/or section 1.7 of the Registration Rights Agreement.

        1.12 "Warrant Stock" means the Common Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided in section 4 hereof and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

     2. Exercise.

        2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise the purchase rights represented by this Warrant in whole or in part, at any time or from time to time, on or after the date hereof and before the Expiration Date, by surrendering this Warrant at the principal offices of the Company, together with the subscription form attached hereto, duly completed and executed by the Holder, and payment of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock so purchased by (b) the Warrant Price.

        2.2 Form of Payment. Except as provided in section 2.6, payment may be made by (a) a check payable to the Company's order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to the Holder, or (d) any combination of the foregoing.

        2.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant or Warrants of like tenor for the balance of the shares of Warrant Stock purchasable under the Warrant surrendered upon such purchase. The Warrant or Warrants will be delivered to the Holder thereof within a reasonable time.

        2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay to the Holder an amount equal to the such fraction multiplied by the Fair Market Value of a share of Warrant Stock.

        2.5 Automatic Exercise. Anything herein to the contrary notwithstanding, this Warrant shall be deemed to be automatically exercised, with no notice required by the Holder and, in lieu of payment as provided for in section 2.2 of this Warrant, on a Net Issue Exercise basis as described in section 2.6, immediately prior to the closing of an Acquisition or an Asset Transfer if the value of the cash, stock or other property that the Holder would receive for each share of Warrant Stock if the Holder shall have exercised this Warrant immediately prior to the closing of an Acquisition or an Asset Transfer exceeds the Warrant Price. For purposes of this section 2.5, the value of stock or other property described in the previous sentence will be deemed its fair market value as determined by the board of directors of the Company in good faith.

        2.6 Net Issue Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net issue exercise election selected in the subscription form attached hereto as Exhibit A, duly completed and executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where   X = the  number of shares of Warrant Stock to be issued to the Holder pursuant to this section 2.6.

        Y = the number of shares of Warrant Stock purchasable under this Warrant, or if only a portion of the Warrant is being exercised, the number of shares of Warrant Stock represented by the portion of the Warrant being exercised.

        A = the Fair Market Value of one share of Warrant Stock as at the time the net issue exercise election is made pursuant to this section 2.6.

        B = the Warrant Price.

     3. Issuance of Stock

        3.1 This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, that in the event this Warrant is automatically exercised in connection with an Acquisition or Asset Transfer pursuant to section 2.5, then the shares of Warrant Stock purchased pursuant to this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares immediately prior to such Acquisition or Asset Transfer. As soon as practicable, but in any event no later than three days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

        3.2 The Company covenants and agrees that: (a) all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens and charges with respect to the issue thereof and free and clear of any restrictions on transfer (other than under the Securities Act and applicable state securities laws); and (b) that during the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized, and reserved for the purpose of the issue upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant. Subject to the truth, accuracy and completeness of the representations and warranties made by the Holder in connection with the subscription form and investment representations attached thereto, the offer, sale and issuance of the Warrant Stock issued upon the exercise of this Warrant shall be exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

     4. Adjustment Provisions. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

        4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be appropriately and proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

        4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under section 4.1), or (b) assets, then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). Notwithstanding the foregoing, no adjustment in respect of any cash dividends paid by the Company will be made during the term of this Warrant or upon the exercise of this Warrant.

        4.3 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other corporation or entity, the stock or other securities of which are at the time receivable upon the exercise of this Warrant) after the date of this Warrant, or in case, after such date, the Company (or any such corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant. The successor or purchasing corporation or entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's or entity's obligations under this Warrant. In each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

        4.4 Adjustment for Filing and Effectiveness of the Registration
Statement.

             (a) If the Company shall not have filed the Registration Statement with the SEC on or before the date that is 120 days after the date hereof (the "Filing Deadline"), the Warrant Price shall be reduced by $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3) immediately on the close of business on the Filing Deadline.

             (b) If the Registration Statement is not declared effective by the SEC on or before the date that is 150 days after the date hereof (the "Effectiveness Deadline"), the Warrant Price shall be reduced by $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3) immediately on the close of business on the Effectiveness Deadline. At the end of each thirty-day period (or a portion thereof ending on the date that the Registration Statement shall have been declared effective by the SEC) after the Effectiveness Deadline that the Registration Statement has not been declared effective by the SEC, the Warrant Price shall be reduced by an amount (rounded to the nearest one one-hundredth of a cent) equal to $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3) multiplied by a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement shall have been declared effective by the SEC and the denominator of which is thirty.

        4.5 Notice of Adjustments. Whenever the Warrant Price or number of shares of Warrant Stock issuable upon exercise hereof shall be adjusted pursuant to section 4 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be delivered to the Holder.

        4.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

     5. No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

     6. Attorneys' Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

     7. Transfer. This Warrant may be transferred or assigned by the Holder, in whole or in part, if the Holder (i) provides written notice to the Company prior to such transfer or assignment, in the form attached hereto as Exhibit B, and
(ii) delivers to the Company, on the Company's reasonable request, a written opinion of such Holder's counsel reasonably satisfactory to the Company (or other evidence reasonably satisfactory to the Company) that such transfer does not require registration or qualification under the Securities Act and any applicable state securities law; provided, however, that the Holder shall not be required to comply with clause (ii) of this sentence if the transfer shall have been made by (a) a Holder which is a partnership or limited liability company to a partner, former partner, member, former member, or other affiliate of such partnership or limited liability company, as the case may be, or (b) a Holder to any corporation, partnership or limited liability company controlling, controlled by, or under common investment management with such Holder. At the time of transfer, the Holder and transferee shall make such representations and take such actions, and such legends will be placed on this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a transfer of this Warrant without registration or qualification under the Securities Act and any applicable state securities law. Notwithstanding the foregoing, this Warrant may not be transferred in whole or in part without compliance with all applicable federal and state securities laws by the Holder and the transferee. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

      8. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

      9. Governing Law. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to its conflicts of law principles.

      10. Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

      11. Notices. Any request, consent, notice or other communication required or permitted under this Warrant shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the signature pages of the Purchase Agreement. Any party may, at any time, by providing ten days' advance written notice to the other party hereto, designate any other address in substitution of the an address established pursuant to the foregoing. All correspondence to the Company shall be addressed as follows:

             Diedrich Coffee, Inc.
             2144 Michelson Drive
             Irvine, California 92612
             Fax: (949) 756-1144

      12. Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

      13. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Warrant shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

      14. Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

      15. Taxes. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of any Warrant Stock. The Company's obligation pursuant to the foregoing sentence does not relate to any tax benefit or obligation that may arise as a result of any gain or loss on the disposition of the Warrant Stock by the holder of the Warrant Stock. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Holder of this Warrant.

      16. Registration Rights. All shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Registration Rights Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

      17. No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and non-assessable shares of Warrant Stock upon exercise of this Warrant.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date and year set forth below.


Dated: May 8, 2001                             DIEDRICH COFFEE, INC.


                                               By:
                                                   -----------------------------
                                                   Name:  Matthew C. McGuinness
                                                   Title: Senior Vice President
                                                          and Chief Financial
                                                          Officer


                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

To: Diedrich Coffee, Inc.

    (1) Check the box that applies and then provide the necessary information:

        [ ] Exercise. The undersigned Holder hereby elects to purchase _________ shares of Common Stock of Diedrich Coffee, Inc. (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

        [ ] Net Issue Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net issue exercise election pursuant to section 2.6 of the Warrant. This conversion is exercised with respect to __________ shares of Common Stock of Diedrich Coffee, Inc. (the "Warrant Stock") covered by the Warrant.

    (2) In exercising the Warrant, the undersigned Holder hereby makes the representations and warranties set forth on Appendix I hereto as of the date hereof.

    (3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:



----------------------------------           -----------------------------------
(Name)                                       (Name)

----------------------------------           -----------------------------------
(Address)                                    (Address)

----------------------------------           -----------------------------------
(City, State, Zip Code)                      (City, State, Zip Code)

----------------------------------           -----------------------------------
(Federal Tax Identification Number)          (Federal Tax Identification Number)

----------------------------------           -----------------------------------
(Date)                                       (Signature of Holder)

                                   APPENDIX I

                            INVESTMENT REPRESENTATION

The undersigned, _____________________ (the "Holder"), intends to acquire shares of Common Stock (the "Common Stock") of Diedrich Coffee, Inc. (the "Company") from the Company pursuant to the exercise or conversion of a Warrant to Purchase Common Stock held by the Holder. The Company intends to issue the Common Stock to the Holder in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, the Holder represents, warrants and agrees as follows:

     (a) The Holder is acquiring the Common Stock for its own account, to hold for investment and not with a view toward distribution or resale. The Holder shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the rules promulgated thereunder or in violation of any applicable state securities law.

     (b) The Holder has been advised that the Common Stock has not been registered under the Securities Act or applicable state securities laws. The Company intends to effect this transaction pursuant to applicable exemptions from registration under the Securities Act and applicable state securities laws; reliance by the Company on such exemptions is predicated in part on the Holder's representations set forth herein. In addition, the Holder shall take, or refrain from taking, any additional action, as may be reasonably required in the opinion of counsel to the Company, to permit the issuance of the Common Stock to the Holder hereby without registration or qualification under the Securities Act and applicable state securities laws.

     (c) The Holder has been informed that, under the Securities Act, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Holder of the Common Stock. The Holder further agrees that the Company may refuse to permit the Holder to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless the Holder furnishes an opinion of counsel reasonably satisfactory to counsel for the Company to the effect that such registration is not required.

The Holder also understands and agrees that there will be placed on the certificate(s) for the Common Stock or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be offered, sold, pledged or transferred unless (i) there is an effective registration statement covering such offer, sale or transfer or (ii) there is an exemption from the registration requirements of the Securities Act and any applicable state securities laws for such offer, sale or transfer is available."

                                    EXHIBIT B

                                 ASSIGNMENT FORM
           (To assign the foregoing Warrant to Purchase Common Stock, execute this form and supply required information.
                    Do not use this form to purchase shares.)


FOR VALUE RECEIVED, the foregoing Warrant to Purchase Common Stock and all rights evidenced thereby are hereby assigned to


--------------------------------------------------------------------------------
                                 (Please Print)

whose address is
                  --------------------------------------------------------------
                                 (Please Print)



Dated: _________, ____


                                 Holder's Signature:
                                                    ----------------------------
                                 Holder's Address:
                                                    ----------------------------

                                                    ----------------------------